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                                                                   Exhibit 3.4.1

                                                                          PAGE 1

                               State of Delaware

                                     [LOGO]

                          Office of Secretary of State

         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF CRB OF FLORIDA, INC. FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MARCH, A.D. 1987, AT 9 O'CLOCK A.M.






[SEAL]
                                             /s/  MICHAEL HARKINS
                                             -----------------------------------
                                             MICHAEL HARKINS, SECRETARY OF STATE


                                             AUTHENTICATION: 1163982
                                                       DATE: 03/11/1987
757670010
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                          CERTIFICATE OF INCORPORATION

                                       OF

                              CRB OF FLORIDA, INC.

         THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         First: The name of the Corporation is CRB of Florida, Inc. ( the "Corporation").

         Second: The address of the Corporation's registered office in the State of Delaware is 229 South State Street, Dover, Kent County, Delaware 19901 and the name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

         Third: The purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         Fourth: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares, par value $1.00 per share, all of which shall be Common Stock. Shares of capital stock of the Corporation may be issued by the


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Corporation from time to time for such legally sufficient consideration as may be fixed from time to time by the Board of Directors.

         Fifth: The name and address of the incorporator is Debora A. Pitman, Esq. 101 East 52nd Street, New York, New York 10022.

         Sixth: The powers of the incorporator are to terminate upon the filing of this certificate of incorporation. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:



                                 Carter Burden
                                 630 Fifth Avenue
                                 New York, New York 10111

                                 Edward G. Rogoff
                                 630 Fifth Avenue
                                 New York, New York 10111

                                 Robert P. Connor
                                 630 Fifth Avenue
                                 New York, New York 10111

         Seventh: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of section 102 of



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the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 9th day of March, 1987.


                                     /s/ DEBORA A. PITMAN
                                     --------------------------
                                     DEBORA A. PITMAN, Esq.
                                     INCORPORATOR



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